EXHIBIT (a)(16)

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (i) duly established a new series of shares titled Strategic Inflation Opportunities Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the fourteen (14) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series	Number of Shares	Aggregate Par Value
Global Gold Fund	260,000,000	$ 2,600,000
Income & Growth Fund	560,000,000	$ 5,600,000
Equity Growth Fund	600,000,000	$ 6,000,000
Utilities Fund	110,000,000	$ 1,100,000
Disciplined Growth Fund	130,000,000	$ 1,300,000
Long-Short Market Neutral Fund	200,000,000	$ 2,000,000
Small Company Fund	610,000,000	$ 6,100,000
NT Equity Growth Fund	100,000,000	$ 1,000,000
NT Small Company Fund	100,000,000	$ 1,000,000
International Core Equity Fund	190,000,000	$ 1,900,000
Equity Growth 130/30 Fund	60,000,000	$ 600,000
Disciplined Growth 130/30 Fund	60,000,000	$ 600,000
Core Equity Fund	10,000,000	$ 100,000
Quantitative Equity Fund	10,000,000	$ 100,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

SEVENTH:  Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fourteen (14) Series of stock and aggregate par value of each class was as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor A Institutional B C R	200,000,000 20,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$2,000,000 200,000 100,000 100,000 100,000 100,000
Income & Growth Fund	Investor Institutional A C R B	330,000,000 100,000,000 100,000,000 10,000,000 10,000,000 10,000,000	$3,300,000 1,000,000 1,000,000 100,000 100,000 100,000
Equity Growth Fund	Investor Institutional A C R B	400,000,000 90,000,000 80,000,000 10,000,000 10,000,000 10,000,000	$4,000,000 900,000 800,000 100,000 100,000 100,000
Utilities Fund	Investor	110,000,000	$1,100,000
Disciplined Growth Fund	Investor Institutional A R B C	80,000,000 10,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$800,000 100,000 100,000 100,000 100,000 100,000
Long-Short Market Neutral Fund	Investor Institutional R A B C	50,000,000 50,000,000 10,000,000 70,000,000 10,000,000 10,000,000	$500,000 500,000 100,000 700,000 100,000 100,000
Small Company Fund	Investor Institutional Advisor R	300,000,000 150,000,000 150,000,000 10,000,000	$3,000,000 1,500,000 1,500,000 100,000
NT Equity Growth Fund	Institutional	100,000,000	$1,000,000
NT Small Company Fund	Institutional	100,000,000	$1,000,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value

International Core Equity Fund	Investor Institutional A B C R	100,000,000 50,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$1,000,000 500,000 100,000 100,000 100,000 100,000
Equity Growth 130/30 Fund	Investor Institutional R A B C	10,000,000 10,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$100,000 100,000 100,000 100,000 100,000 100,000
Disciplined Growth 130/30 Fund	Investor Institutional R A B C	10,000,000 10,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$100,000 100,000 100,000 100,000 100,000 100,000
Core Equity Fund	Investor	10,000,000	$100,000
Quantitative Equity Fund	Investor	10,000,000	$100,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Three Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation among the fifteen (15) Series of stock of the Corporation as follows:

Series	Number of Shares	Aggregate Par Value
Global Gold Fund	260,000,000	$ 2,600,000
Income & Growth Fund	560,000,000	$ 5,600,000
Equity Growth Fund	600,000,000	$ 6,000,000
Utilities Fund	80,000,000	$ 800,000
Disciplined Growth Fund	100,000,000	$ 1,000,000
Long-Short Market Neutral Fund	200,000,000	$ 2,000,000
Small Company Fund	460,000,000	$ 4,600,000
NT Equity Growth Fund	100,000,000	$ 1,000,000
NT Small Company Fund	100,000,000	$ 1,000,000
International Core Equity Fund	140,000,000	$ 1,400,000
Equity Growth 130/30 Fund	50,000,000	$ 500,000
Disciplined Growth 130/30 Fund	50,000,000	$ 500,000
Core Equity Fund	0	$ 0
Quantitative Equity Fund	0	$ 0
Strategic Inflation Opportunities Fund	300,000,000	$ 3,000,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the Reallocation, the Classes of shares of the fifteen (15) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value
Global Gold Fund	Investor A Institutional B C R	200,000,000 20,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$2,000,000 200,000 100,000 100,000 100,000 100,000
Income & Growth Fund	Investor Institutional A C R B	330,000,000 100,000,000 100,000,000 10,000,000 10,000,000 10,000,000	$3,300,000 1,000,000 1,000,000 100,000 100,000 100,000
Equity Growth Fund	Investor Institutional A C R B	400,000,000 90,000,000 80,000,000 10,000,000 10,000,000 10,000,000	$4,000,000 900,000 800,000 100,000 100,000 100,000
Utilities Fund	Investor	80,000,000	$800,000
Disciplined Growth Fund	Investor Institutional A R B C	50,000,000 10,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$500,000 100,000 100,000 100,000 100,000 100,000
Long-Short Market Neutral Fund	Investor Institutional R A B C	50,000,000 50,000,000 10,000,000 70,000,000 10,000,000 10,000,000	$500,000 500,000 100,000 700,000 100,000 100,000
Small Company Fund	Investor Institutional Advisor R	200,000,000 100,000,000 150,000,000 10,000,000	$2,000,000 1,000,000 1,500,000 100,000
NT Equity Growth Fund	Institutional	100,000,000	$1,000,000
NT Small Company Fund	Institutional	100,000,000	$1,000,000

Series Name	Class Name	Number of Shares as Allocated	Aggregate Par Value

International Core Equity Fund	Investor Institutional A B C R	50,000,000 50,000,000 10,000,000 10,000,000 10,000,000 10,000,000	$500,000 500,000 100,000 100,000 100,000 100,000
Equity Growth 130/30 Fund	Investor Institutional R A B C	10,000,000 10,000,000 10,000,000 10,000,000 0 10,000,000	$100,000 100,000 100,000 100,000 0 100,000
Disciplined Growth 130/30 Fund	Investor Institutional R A B C	10,000,000 10,000,000 10,000,000 10,000,000 0 10,000,000	$100,000 100,000 100,000 100,000 0 100,000
Core Equity Fund	Investor	0	$0
Quantitative Equity Fund	Investor	0	$0
Strategic Inflation Opportunities Fund	Investor Institutional A C R	100,000,000 50,000,000 50,000,000 50,000,000 50,000,000	$1,000,000 500,000 500,000 500,000 500,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the Series and Classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 23th day of December, 2009.

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
ATTEST:
/s/ Brian L. Brogan	By: /s/ David H. Reinmiller
Name: Brian L. Brogan	Name: David H. Reinmiller
Title: Assistant Secretary	Title: Vice President

THE UNDERSIGNED Vice President of AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated: December 23, 2009	/s/ David H. Reinmiller
David H. Reinmiller, Vice President